                                                                    Exhibit 99.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C.ss.1350


Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Executive Officer of Gender Sciences, Inc. (the "Company"), hereby certify, to the best of my knowledge, that the Annual Report on Form 10-Q of the Company for the fiscal year ended January 31, 2003 ( the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



March 24, 2003                                  /s/ FRANCIS A. NEWMAN
                                                ------------------------
                                                Francis A. Newman
                                                Chief Executive Officer